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EXHIBIT 23.1

CONSENT OF ACCOUNTANTS

CONSENT OF MENDOZA BERGER & COMPANY, LLP
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference and use in the Current Report on Form 8-K, of our report dated March 6, 2002, on the financial statements of Caiban Enterprises, Inc. for the year ended December 31, 2001 and the period from inception (September 15, 2000) through December 31, 2000 and 2001.

/s/ Mendoza Berger & Company, LLP Mendoza Berger & Company, LLP Irvine, California

Dated: May 7, 2002

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EXHIBIT 23.1 CONSENT OF ACCOUNTANTS